UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 18, 2013

RECOVERY ENERGY, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-35330	74-3231613
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1900 Grant Street, Suite #720
Denver, CO	80203
(Address of Principal Executive Offices)	(Zip Code)

(303) 951-7920
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On June 18, 2013, Recovery Energy, Inc. (the “Company”) entered into a securities purchase agreement (the “Purchase Agreement”) with certain investors named therein (collectively, the “Investors”), pursuant to which the Company has agreed to sell to the Investors (the “Offering”) $2,200,000 in aggregate principal amount of the Company’s 8% Senior Secured 2014 Convertible Debentures (the “Debentures”) pursuant to Regulation D under the Securities Act of 1933, as amended (the “Securities Act”). The Debentures are being offered on terms substantially identical to the $13.4 million in the Company’s debentures currently outstanding, including a current conversion price of $4.25 per common share. As previously disclosed, the participants in the Offering, as well as additional investors who currently hold the Company’s convertible debentures, will have the opportunity to purchase additional convertible debentures up to a total amount of $5 million, subject to board approval.

The net proceeds from the Offering are expected to be approximately $2,200,000. The Company expects to use the net proceeds from the Offering to fund a portion of the drilling program on its Wattenberg properties in Weld County, Colorado, where it is targeting the Niobrara and Codell horizons, and conventional drilling on its properties in Laramie County, Wyoming, as well as for general corporate purposes.

The Purchase Agreement includes customary representations, warranties, covenants and agreements, including an agreement by the Company to indemnify the Investors against certain liabilities.

The Investors include certain of the Company’s officers and directors.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information called for by this Item is contained in Item 1.01 of this report, which is incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

The information called for by this Item is contained in Item 1.01 of this report, which is incorporated herein by reference.

Item 8.01	Other Events.

On June 20, 2013, the Company issued a press release announcing the sale of the Debentures. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The press release is neither an offer to sell nor a solicitation of an offer to buy the Debentures or any other securities and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale is unlawful. The Debentures have not been registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.  The press release was issued in accordance with Rule 135c under the Securities Act.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release dated June 20, 2013, issued by Recovery Energy, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 20, 2013	RECOVERY ENERGY, INC.

	By:	/s/ A. Bradley Gabbard
President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated June 20, 2013, issued by Recovery Energy, Inc.